EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-266837) and on Forms S-8 (File No. 333-206669, File No. 333-206671, File No. 333-206672, File No. 333-206673, File No. 333-232936, and File No. 333-279043) of Sonoco Products Company of our report dated February 28, 2025, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 28, 2025